SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section)240.14a-11(c) or (section)240.14a-12


                             Erie Indemnity Company
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act
          Rules 14a-6(i)(1) and 0-11.

         1)   Title of each class of securities to which transaction applies:

              -------------------------------------------

         2)   Aggregate number of securities to which transaction applies:

              -------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
              (Set forth the amount on which the filing fee is calculated and state how it was determined):

              -------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

              -------------------------------------------

         5)   Total fee paid:

              -------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:
         2)   Form, Schedule or Registration Statement No.:
         3)   Filing Party:
         4)   Date Filed:

[LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 28, 1998

To the Holders of Class A Common Stock and Class B Common Stock of ERIE INDEMNITY COMPANY:

     The Annual Meeting of Shareholders of Erie Indemnity Company (the "Company") will be held at 3:00 p.m., local time, on Tuesday, April 28, 1998, at the Auditorium of the F. W. Hirt--Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 for the following purposes:

     1. To elect 12 directors of the Company to serve until the Company's 1999 Annual Meeting of Shareholders and until their successors are elected;

     2. To ratify the selection of Brown, Schwab, Bergquist & Co. as independent public accountants for the Company for 1998;

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

     The Board of Directors has fixed the close of business on Tuesday, March 18, 1998 as the record date for the determination of the holders of the Company's Class B Common Stock entitled to notice of and to vote at the Annual Meeting. Holders of the Company's Class A Common Stock do not have the right to vote on any of the matters to be acted upon at the Annual Meeting.

     A copy of the Company's Annual Report for the year ended December 31, 1997 and this Notice are being mailed to holders of the Company's Class A Common Stock and Class B Common Stock. Holders of the Company's Class B Common Stock will also receive a Proxy and Proxy Statement in accordance with Securities and Exchange Commission rules.

     Holders of Class B Common Stock are requested to complete, sign and return the enclosed form of proxy in the envelope provided, whether or not they expect to attend the Annual Meeting in person.



                          By Order of the Board of Directors,


                           /s/ Jan R. Van Gorder

                           Jan R. Van Gorder,
                           Senior Executive Vice President,
                           Secretary and General Counsel





April 1, 1998
Erie, Pennsylvania

                             ERIE INDEMNITY COMPANY
                            100 Erie Insurance Place
                            Erie, Pennsylvania 16530

                                 PROXY STATEMENT

     This Proxy Statement, and the form of proxy enclosed herewith which are first being mailed to the Class B shareholders of Erie Indemnity Company (the "Company") on or about April 1, 1998, are furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 3:00 p.m., local time, on Tuesday, April 28, 1998, and at any adjournment, postponement or continuation thereof, at the Auditorium of the F.W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530.
     Shares of Class B Common Stock represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by holders of Class B Common Stock. Any proxy representing shares of Class B Common Stock not specifying to the contrary will be voted for the election of the nominees for director named below and for the ratification of the selection of Brown, Schwab, Bergquist & Co. as independent public accountants for the Company for 1998. A holder of Class B Common Stock who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation, by furnishing a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Annual Meeting and voting in person.
     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company in person or by telephone by the Company's regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request therefor, will also reimburse brokers, nominees, fiduciaries and custodians or persons holding shares of Class B Common Stock in their names or in the names of nominees for their reasonable expenses in sending proxy material to beneficial owners.
     Only holders of Class B Common Stock of record at the close of business on March 18, 1998 will be entitled to vote at the Annual Meeting. Each share of Class B Common Stock is entitled to one vote. A majority of the outstanding shares of Class B Common Stock will constitute a quorum at the Annual Meeting for the election of directors and ratification of the selection of independent auditors. Cumulative voting rights do not exist with respect to the election of directors. The 12 nominees for director receiving the highest number of votes cast by the holders of Class B Common Stock in person or by proxy at the Annual Meeting will be elected as directors. Approval of the ratification of the selection of Brown, Schwab, Bergquist & Co. as independent public accountants for 1998 will require the affirmative vote of a majority of the Class B votes cast at the Annual Meeting. Shares of Class B Common Stock held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker nonvotes, will be treated as not present and not entitled to vote for nominees for election as directors. Abstentions will be treated as the withholding of authority to vote for nominees for election as directors. Abstentions from voting and broker nonvotes will have no effect on the election of directors since they will not represent votes cast at the Annual Meeting for the purpose of electing directors.
     As of the close of business on March 18, 1998, the Company had outstanding 67,032,000 shares of Class A Common Stock, which are not entitled to vote on any of the matters to be acted upon at the Annual Meeting, and 3,070 shares of Class B Common Stock which have the exclusive right to vote on all matters to be acted upon at the Annual Meeting.
     The H.O. Hirt Trusts collectively own 2,340 shares of the Company's Class B Common Stock, which, since such shares represent 76.22% of the outstanding shares of Class B Common Stock, is sufficient to determine the outcome of any matter submitted to a vote of the holders of the Class B Common Stock, assuming all of the shares held by the H.O. Hirt Trusts are voted in the same manner. The trustees of the H.O. Hirt Trusts are F. William Hirt, Susan Hirt Hagen and Mellon Bank, N.A. Under the provisions of the H.O. Hirt Trusts, the shares of the Company's Class B Common Stock held by the H.O. Hirt Trusts are to be voted as directed by a majority of the three trustees. If at least a majority of the trustees of both of the H.O. Hirt Trusts agrees to vote for the election of the 12 nominees for director named below and for ratification of the selection of Brown, Schwab, Bergquist & Co. as independent public accountants for 1998, such nominees will be elected as directors of the Company and the selection of Brown, Schwab, Bergquist & Co. as independent public accountants for 1998 will be ratified even if all shares of Class B Common Stock other than those held by the H.O. Hirt Trusts, are not voted for such nominees or for such ratification. The Company has not been advised at this time, however, how the trustees of the H.O. Hirt Trusts intend to vote at the Annual Meeting.
     The Company is a Pennsylvania business corporation formed in 1925 to be the attorney-in-fact for Erie Insurance Exchange (the "Exchange"), a Pennsylvania-domiciled reciprocal insurance exchange. The Company's principal business activity consists of management of the Exchange. The Company is also engaged in the property/casualty insurance business through its wholly-owned subsidiaries, Erie Insurance Company ("Erie Insurance Co."), Erie Insurance Company of New York ("Erie NY") and Erie Insurance Property & Casualty Company ("EI P&C") and through its management of Flagship City Insurance Company ("Flagship"), a subsidiary of the Exchange. In addition, the Company holds investments in both affiliated and unaffiliated entities, including a 21.6% common stock interest in Erie Family Life Insurance Company ("EFL"), an affiliated life insurance company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth as of February 27, 1998 the amount and percentage of the Company's outstanding Class A Common Stock and Class B Common Stock beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Class A Common Stock or Class B Common Stock, (ii) each director and nominee for director, (iii) each current executive officer named in the Summary Compensation Table and (iv) all named executive officers and directors of the Company as a group.


                                           Shares of Class A       Percent        Shares of Class B     Percent of
                                             Common Stock       of Outstanding      Common Stock        Outstanding
     Name of Individual or                   Beneficially           Class A         Beneficially          Class B
       Identity of Group                      Owned(1)(2)       Common Stock(3)      Owned(1)(2)      Common Stock(3)
---------------------------------------------------------------------------------------------------------------------------------
5% Holders:
Black Interests Limited Partnership(4)           8,726,250          13.02%                390              12.70%
     Erie, Pennsylvania
Samuel P. Black & Associates, Inc.(4)               24,000             --                  --                 --
     Erie, Pennsylvania
Hagen Family Limited Partnership(5)(6)          10,092,900          15.06                   1                 --
     Erie, Pennsylvania
Susan Hirt Hagen(5)(6)(7)                        6,658,800           9.93                  12                 --
     Erie, Pennsylvania
H.O. Hirt Trusts(5)(7)                                  --             --               2,340              76.22
     Erie, Pennsylvania
Hirt Family Limited Partnership(8)              11,830,000          17.65                  --                 --
     Erie, Pennsylvania
F. William Hirt(7)(8)                            1,878,777           2.80                  20                 --
     Erie, Pennsylvania
Estate of Edward B. Young                        3,613,000           5.39                 180               5.86
     Erie, Pennsylvania



                                           Shares of Class A       Percent        Shares of Class B     Percent of
                                             Common Stock       of Outstanding      Common Stock        Outstanding
     Name of Individual or                   Beneficially           Class A         Beneficially          Class B
       Identity of Group                      Owned(1)(2)       Common Stock(3)      Owned(1)(2)      Common Stock(3)
----------------------------------------------------------------------------------------------------------------------------------
Directors(9):
Peter B. Bartlett                                    3,000             --                  --                 --
Samuel P. Black, III(4)                            129,750             --                  20                 --
J. Ralph Borneman, Jr.                              60,000             --                  --                 --
Patricia A. Goldman                                  1,650             --                  --                 --
Irvin H. Kochel                                    107,700             --                  --                 --
Edmund J. Mehl                                      10,660             --                  --                 --
Stephen A. Milne                                    21,839             --                  --                 --
John M. Petersen (10)                            2,561,092           3.82                   1                 --
Seth E. Schofield                                   15,332             --                  --                 --
Jan R. Van Gorder                                  148,090             --                   1                 --
Harry H. Weil                                          300             --                  --                 --
Executive Officers(11):
John J. Brinling, Jr.                               14,044             --                  --                 --
Philip A. Garcia                                    89,865             --                  --                 --
Dennis M. Geib                                      23,500             --                  --                 --
All Directors and Executive Officers
     as a Group (17 persons)                    42,402,649          63.26%              2,788              90.81%


    (1)  Information furnished by the named persons.

    (2) Under the rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be the beneficial owner of securities if he has, or shares, "voting power" (which includes the power to vote, or to direct the voting of, such securities) or "investment power" (which includes the power to dispose, or to direct the disposition, of such securities). Under these rules, more than one person may be deemed to be the beneficial owner of the same securities. Securities beneficially owned also include securities owned jointly, in whole or in part, or individually by the person's spouse, minor children or other relatives who share the same home. The information set forth in the above table includes all shares of Class A Common Stock and Class B Common Stock of the Company over which the named individuals, individually or together, share voting power or investment power, adjusted, however, to eliminate the reporting of shares more than once in order not to overstate the aggregate beneficial ownership of such persons and to reflect shares as to which the named individuals disclaim beneficial ownership. The table does not reflect shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock, each of which is currently convertible into 2,400 shares of Class A Common Stock.

    (3) Less than 1% unless otherwise indicated.

    (4) Samuel P. Black, Jr. is the managing general partner, a general partner and a limited partner and Samuel P. Black, III is a general partner and a limited partner of Black Interests Limited Partnership. Samuel P. Black, Jr. has the right to vote these shares. Samuel P. Black, Jr. is Chairman of the Board of Samuel P. Black and Associates and Samuel P. Black, III is President of Samuel P. Black and Associates. Samuel P. Black, III has sole voting power over 129,750 Class A shares and 10 Class B shares he owns directly and Samuel P. Black, III also holds a durable power of attorney for his father Samuel P.
         Black, Jr. and may act in his behalf.

    (5) Susan Hirt Hagen and her husband Thomas B. Hagen are limited partners of this partnership. Mr. Hagen is the general partner of the partnership and has the sole right to vote such shares. Under the rules of the SEC described in footnote (2), the maximum beneficial ownership of the Company's Class A Common Stock and the Company's Class B Common Stock which Susan Hirt Hagen and Thomas B. Hagen together could be deemed beneficially to have is 16,756,800 shares of the Company's Class A Common Stock, or 25.0% of the outstanding shares of the Company's Class A Common Stock, and 1,186 shares of the Company's Class B Common Stock, or 38.6% of the outstanding shares of the Company's Class B Common Stock. Mr. and Mrs. Hagen together could also be deemed the beneficial owners of an additional 2,846,400 shares of the Company's Class A Common Stock issuable upon the conversion of the 1,186 shares of the Company's Class B Common Stock they together could be deemed beneficially to own. If all 1,186 shares of the Company's Class B Common Stock Mr. and Mrs. Hagen together could be deemed beneficially to own were converted into the Company's Class A Common Stock, the maximum beneficial ownership of the Company's Class A Common Stock that Mr. and Mrs. Hagen together could be deemed to have would be 19,603,200 shares of the Company's Class A Common Stock, or 28.05% of the then outstanding shares of the Company's Class A Common Stock. Thomas B. Hagen disclaims beneficial ownership of the shares of the Company's Class A Common Stock and Class B Common Stock owned by Susan Hirt Hagen.

    (6) Excludes 5,100 shares of Class A Common Stock and 3 shares of Class B Common Stock of the Company owned by Thomas B. Hagen, the husband of Susan Hirt Hagen. Mrs. Hagen disclaims beneficial ownership of said shares.

    (7) There are two H.O. Hirt Trusts, one for the benefit of F. William Hirt and one for the benefit of Susan Hirt Hagen. Each of the H.O. Hirt Trusts is the record owner of 1,170 shares of Class B Common Stock, or 38.11% of the outstanding shares of the Company's Class B Common Stock. The trustees of the H.O. Hirt Trusts are F. William Hirt, Susan Hirt Hagen and Mellon Bank, N.A. Mr. Hirt and Mrs. Hagen, who are brother and sister, are each the beneficial owner of 1,170 shares of Class B Common Stock held by the H.O. Hirt Trusts.

    (8) F. William Hirt is the general partner of this partnership and has the sole right to vote such shares. Under the rules of the SEC described in footnote (2), the maximum beneficial ownership of the Company's Class A Common Stock and the Company's Class B Common Stock which F. William Hirt could be deemed beneficially to have is 13,708,777 shares of the Company's Class A Common Stock, or 20.5% of the outstanding shares of the Company's Class A Common Stock, and 1,190 shares of the Company's Class B Common Stock, or 38.8% of the outstanding shares of the Company's Class B Common Stock. F. William Hirt could also be deemed the beneficial owner of an additional 2,856,000 shares of the Company's Class A Common Stock issuable upon the conversion of the 1,190 shares of the Company's Class B Common Stock he is deemed beneficially to own. If all 1,190 shares of the Company's Class B Common Stock F. William Hirt could be deemed to own were converted into the Company's Class A Common Stock, the maximum beneficial ownership of the Company's Class A Common Stock that F. William Hirt could be deemed beneficially to have would be 16,564,777 shares of the Company's Class A Common Stock, or 23.7% of the then outstanding shares of the Company's Class A Common Stock.

    (9) Excludes directors listed under "5% Owners."

   (10) Mr. Petersen disclaims beneficial ownership of 120,000 shares of Class A Common Stock owned by his wife, Gertrude E. Petersen, which have not been included in the total listed herein.

   (11) Excludes executive officers listed under "Directors."

     Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the officers and directors of a corporation, such as the Company, which has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own more than 10% of a class of equity securities of such a corporation, file reports of their ownership of such securities, as well as monthly statements of changes in such ownership, with the corporation and the SEC. Based upon written representations received by the Company from its officers and directors, and the Company's review of the monthly statements of changes of ownership filed with the Company by its officers and directors during 1997, the Company believes that all such filings required during 1997 were made on a timely basis.

                              ELECTION OF DIRECTORS
Nominees for Election

     The Company's bylaws provide that the Board of Directors shall consist of not less than 7, nor more than 16 directors, with the exact number to be fixed from time to time by resolution of the Board of Directors. The Board has set, by resolution, the number of directors at 12.

     In 1997, the Company's Board of Directors consisted of 14 persons, each of whom was elected to serve until the 1998 annual meeting of shareholders and until his or her successor has been duly elected.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees named below, all of whom are currently directors of the Company. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by the Company's Board of Directors. The Company's Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Company's Board of Directors for any reason may be filled by a majority vote of the directors then remaining in office until the next succeeding annual meeting of the Company's shareholders.

     The Nominating Committee of the Board of Directors of the Company will consider written nominations for candidates for nomination for election as directors from the holders of the Company's Class B Common Stock. Any such nomination should be sent to the Company at its principal executive offices to the attention of the corporate secretary, and such nomination must set forth the name, age, address and principal occupation or employment of each such nominee and the number of shares of the Company's Class A Common Stock and Class B Common Stock owned by such nominee.

     The names of the nominees for director, together with certain information regarding them, are as follows:

                                        Age                    Principal Occupation for Past
                                       As of                   Five Years and Positions with                  Director
            Name                      4/1/98                     the Erie Insurance Group                       Since
------------------------------------------------------------------------------------------------------------------------------
Peter B. Bartlett (3C)(4)(6)            64       Partner, Brown Brothers Harriman                               1994
                                                 & Co. since 1974; Director, the Company,
                                                 EFL, Erie Insurance Co., and Kennametal, Inc.

Samuel P. Black, III (2)(5)             56       President, Treasurer and Secretary, Samuel P.                  1997
                                                 Black and Associates, Inc., insurance agency;
                                                 President and Treasurer, Cutri Sergi Company,
                                                 life and employee benefits insurance agency;
                                                 Director, the Company, Erie Insurance Co.,
                                                 EFL, Flagship, and EI P&C.

J. Ralph Borneman, Jr.,                 59       President and Chief Executive Officer, Body-                   1992
CIC(3)(4)                                        Borneman Associates, Inc., insurance agency;
                                                 President, Body-Borneman, Ltd. and Body-
                                                 Borneman Inc., insurance agencies; Director,
                                                 the Company, EFL, Erie Insurance Co., Erie NY,
                                                 and National Penn Bancshares.

Patricia A. Goldman (2)(4)              56       Retired; Senior Vice President for                             1994
                                                 Communications, USAir, Inc. from 1988
                                                 to 1994; Director, the Company, EFL,
                                                 Erie Insurance Co. and Crown Central
                                                 Petroleum Company.

Susan Hirt Hagen (1)(5C)                62       Managing Partner, Hagen, Herr & Peppin,                        1980
                                                 Group Relations Consultants, since 1990;
                                                 Associate, Center for Practice of Conflict
                                                 Management 1972-1990; Director, the Company,
                                                 EFL and Erie Insurance Co. since 1980; Director,
                                                 EI P&C, Flagship, and Erie NY since 1995.

F. William Hirt, CPCU (1C)              72       Chairman of the Board of the Company, EFL,                     1965
                                                 Erie Insurance Co., EI P&C, and Flagship since
                                                 September 1993; Chairman of the Board of Erie
                                                 NY since April 1994; Chairman of the Executive
                                                 Committee of the Company and EFL since
                                                 November 1990; Interim President and Chief
                                                 Executive Officer of the Company, EFL, Erie
                                                 Insurance Co., EI P&C, Flagship, and Erie NY
                                                 from January 1, 1996 to February 12, 1996;
                                                 Chairman of the Board, Chief Executive Officer
                                                 and Chairman of the Executive Committee of the
                                                 Company, EFL and Erie Insurance Co. for more
                                                 than five years prior thereto; Director, the
                                                 Company, EFL, Erie Insurance Co., EI P&C,
                                                 and Flagship.


                                        Age                    Principal Occupation for Past
                                       As of                   Five Years and Positions with                  Director
            Name                      4/1/98                     the Erie Insurance Group                       Since
----------------------------------------------------------------------------------------------------------------------------------
Edmund J. Mehl (1)(2C)(4)               74       Retired Chairman and Chief Executive Officer,                  1969
                                                 Dispatch Printing, Inc.; Director, the Company,
                                                 EFL, EI P&C, Flagship, Erie Insurance Co. and
                                                 Erie NY.

Stephen A. Milne (1) (6)                49       President, Chief Executive Officer and a Director              1996
                                                 of the Company, EFL, and Erie Insurance Co.
                                                 since February 12, 1996 and President and Chief
                                                 Executive Officer of Flagship, EI P&C, and Erie
                                                 NY since March 11, 1996; Executive Vice President
                                                 Insurance Operations of the Company, Erie
                                                 Insurance Co., Flagship, EI P&C, and Erie NY
                                                 January 11, 1994-February 12, 1996. Owner,
                                                 Bennett-Damascus Insurance Agency March 1991-
                                                 December 31, 1993; Senior Vice President-Agency
                                                 Division, the Company, EFL, and Erie Insurance
                                                 Co. 1988-1991; Director Flagship, and EI P&C,
                                                 since 1996; and Director, Erie NY since 1994.

John M. Petersen (1)(6)                 69       Retired President and Chief Executive Officer of               1979
                                                 the Company, EFL, Erie Insurance Co., Flagship,
                                                 EI P&C 1993-1995, and Erie NY 1994-1995;
                                                 President, Treasurer and Chief Financial Officer
                                                 of the Company, Erie Insurance Co. and EFL from
                                                 November 1990, and of Flagship and EI P&C from
                                                 1992 and 1993, respectively, to September 1993;
                                                 President, Treasurer and Chief Financial Officer
                                                 of EFL and Executive Vice President, Treasurer
                                                 and Chief Financial Officer of the Company and
                                                 Erie Insurance Co. for more than five years prior
                                                 thereto; Director, the Company, EFL, Erie
                                                 Insurance Co., Flagship, EI P&C, Erie NY, and
                                                 Spectrum Control.

Seth E. Schofield (3)(4C)               58       Retired; Chairman of the Board and Chief                       1991
                                                 Executive Officer, USAir, Inc. July 1992 to
                                                 January 1996; President and Chief Executive
                                                 Officer, USAir, Inc. from June 1991 to July 1992;
                                                 President and Chief Operating Officer, USAir, Inc.
                                                 from 1990 to June 1991; Executive Vice President,
                                                 USAir, Inc. from 1989 to June 1990; Director, the
                                                 Company, EFL, Erie Insurance Co., PNC Bank,
                                                 N.A., USX Corporation, Calgon Carbon
                                                 Corporation, and Desai Capital Management.



                                        Age                    Principal Occupation for Past
                                       As of                   Five Years and Positions with                  Director
            Name                      4/1/98                     the Erie Insurance Group                       Since
-----------------------------------------------------------------------------------------------------------------------------
Jan R. Van Gorder, Esq.(1)              50       Senior Executive Vice President, Secretary and                 1990
                                                 General Counsel of the Company, EFL and Erie
                                                 Insurance Co. since 1990, and of Flagship and
                                                 EI P&C since 1992 and 1993, respectively and of
                                                 Erie NY since April 1994; Senior Vice President,
                                                 Secretary and General Counsel of the Company,
                                                 EFL and Erie Insurance Co. for more than five
                                                 years prior thereto; Director, the Company, EFL,
                                                 Erie Insurance Co., Flagship, EI P&C and Erie NY.

Harry H. Weil (2)(3)(6C)                64       Counsel, Reed Smith Shaw & McClay, Attorneys,                  1994
                                                 since 1998, Partner 1969 to 1997, Associate 1964
                                                 to 1969; Director, the Company, Erie Insurance
                                                 Company, EFL, and Calgon Carbon Corporation.

    (1) Member of the Executive  Committee of the Company's  Board of Directors.
    (2) Member of the Audit Committee of the Company's  Board of Directors.
    (3) Member of the Executive  Compensation  Committee of the  Company's  Board of Directors.
    (4) Member of the Nominating Committee of the Company's Board of Directors.
    (5) Member of the Charitable  Giving  Committee of the Company's Board of Directors.
    (6)  Member of Investment Committee.
     C  Designates Committee chairperson.

     The Board of Directors met 5 times in 1997. The standing committees of the Company's Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation Committee, the Nominating Committee, Charitable Giving Committee and the Investment Committee. The Executive Committee, which met 7 times during 1997, has the authority, subject to certain limitations, to exercise the power of the Board of Directors between regular meetings. The Audit Committee, which met 4 times during 1997, has responsibility for recommending to the Board of Directors the selection of independent public accountants, reviewing the scope and results of the audit and reviewing the adequacy of the Company's accounting, financial, internal and operating controls. The Executive Compensation Committee, which met 4 times during 1997, has responsibility for recommending to the Board of Directors, at least annually, the compensation of the three highest paid officers of the Company and such other officers as the Board of Directors may designate, recommending all forms of direct compensation, including any incentive programs, that would be appropriate for management and employees of the Company and such other responsibilities as the Board of Directors may designate. See "Executive Compensation--Compensation Committee Interlocks and Insider Participation." The Nominating Committee, which met once during 1997, has responsibility in accordance with the requirements of the Pennsylvania Insurance Company Law and the Company's By-laws, for conducting searches for and the nomination of a slate of candidates to stand for election to the Board of Directors at the Company's Annual Meeting of Shareholders and to nominate candidates to fill vacancies on the Board of Directors between annual meetings of shareholders. The Charitable Giving Committee, which met 4 times during 1997, has responsibility for recommending to the Chief Executive Officer charitable gifts by the Company within a budgetary limit established by the Board of Directors. The Investment Committee, which met 4 times in 1997, has responsibility to assist the Company's Board of Directors in its general oversight of the investments of the Company.

     All directors hold office until their respective successors are elected, or until death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships between any directors or executive officers of the Company, except that F. William Hirt, Chairman of the Board, Chairman of the Executive Committee and a director, is the brother of Susan Hirt Hagen, a director.

     The Board recommends a vote FOR all nominees.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company during each of the three fiscal years ended December 31, 1995, 1996, and 1997 to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company during 1997 for services rendered in all capacities to the Company, EFL, Erie Insurance Exchange (the "Exchange") and their subsidiaries and affiliates.

                           SUMMARY COMPENSATION TABLE

                                                              Annual Compensation
------------------------------------------------------------------------------------------------------------------------------
  Name and Principal                                                                Other Annual         All Other
       Position              Year             Salary ($)         Bonus ($) (1)    Compensation ($) Compensation ($) (2)
------------------------------------------------------------------------------------------------------------------------------
Milne, Stephen A.             1997               539,462            174,697             1,014              66,219
President and Chief           1996               467,305             39,351             1,014              26,020
Executive Officer             1995               245,611             26,623               927              39,993

Van Gorder, Jan R.            1997               321,032            103,469             2,268              26,263
Senior Executive Vice         1996               312,555             25,433             1,014              26,431
President, Secretary          1995               296,095             26,725             1,029              29,625
and General Counsel

Brinling Jr., John J.         1997               214,395             68,733             2,268              27,209
Executive Vice                1996               202,126             34,652               946              24,098
President                     1995               184,104             20,853               877              28,837

Garcia, Philip A.,            1997               160,703             58,744               383               4,470
Executive Vice                1996               142,255              9,039               332               3,966
President and Chief           1995               132,617              7,905               201               3,114
Financial Officer

Geib, Dennis M.               1997               166,533             52,127             1,943               4,094
Senior Vice President         1996               158,261             10,157             1,900               4,072
                              1995               148,365              8,868             1,841               3,300
-----------------------------------------------------------------------------------------------------------------------------

    (1) The amounts indicated in the bonus column above represent amounts earned by the named executives during 1997 under the Company's annual incentive plan. The purpose of the annual incentive plan is to promote the best interests of the Erie Insurance Exchange while enhancing shareholder value of the Company by basing a portion of selected employees' compensation on the performance of such employee and the Company. Performance measures are established by the Executive Compensation Committee based on the attainment of individual performance goals and the Company's financial goals compared to a selected peer group.

    (2) Amounts shown include matching contributions made by the Company pursuant to the Company's Employee Savings Plan, premiums paid by the Company on behalf of the named individuals on the split dollar life insurance policies and miscellaneous expense reimbursements. For the year 1997, contributions made to the Employee Savings Plan amounted to $12,194, $8,676, $6,432, $4,470, and $4,094 on behalf of Messrs. Milne,
         Van Gorder, Brinling, Garcia, and Geib, respectively. For the year 1996, contributions to the Employee Savings Plan amounted to $11,729, $8,689, $6,026, $3,966, and $4,072 on behalf of Messrs. Milne, Van
         Gorder, Brinling, Garcia and Geib, respectively. For the year 1995, contributions made to the Employee Savings Plan amounted to $5,424, $6,849, $4,910, $3,114, and $3,300 on behalf of Messrs. Milne, Van
         Gorder, Brinling, Garcia and Geib, respectively. Premiums paid during 1997 for split dollar life insurance policies for Messrs. Milne, Van Gorder, Brinling, Garcia and Geib, respectively, were: $51,531,
         $17,587, $17,700, $0, and $0. Premiums paid during 1996 for split dollar life insurance policies for Messrs. Milne, Van Gorder, Brinling, Garcia and Geib, respectively, were: $14,291, $17,742, $18,072, $0, and $0. Premiums paid during 1995 for split dollar life insurance policies for Messrs. Milne, Van Gorder, Brinling, Garcia and Geib, respectively, were: $28,786, $17,420, $18,144, $0, and $0. The Company is entitled to recover the premiums from any proceeds paid on such split dollar life insurance policies and has retained a collateral interest in each policy to the extent of the premiums paid with respect to such policies. For the year 1997, miscellaneous expense reimbursements amounted to $2,494, $0, $3,077, $0, and $0 for Messrs. Milne, Van Gorder, Brinling, Garcia and Geib, respectively. For the year 1996, no miscellaneous expenses were incurred for Messrs. Milne, Van Gorder, Brinling, Garcia and Geib. For the year 1995, miscellaneous expense reimbursements amounted to $5,783, $5,356, $5,783, $0, and $0 for Messrs. Milne, Van Gorder, Brinling, Garcia and Geib, respectively.

                                      10

Agreements with Executive Officers

     Upon the recommendation of the Executive Compensation Committee of the Company's Board of Directors, the Company entered into employment agreements in December 1997 with the following four senior executive officers of the Company:
John J. Brinling, Jr., Executive Vice President of EFL; Stephen A. Milne, President and Chief Executive Officer; Philip A. Garcia, Executive Vice President and Chief Financial Officer of the Company, and Jan R. Van Gorder, Senior Executive Vice President, Secretary and General Counsel of the Company. The employment agreements have the following principal terms:

    (a) A four-year term for Mr. Milne, expiring in December 2001, and for the other executives a two-year term expiring in December 1999, unless the agreement is theretofore terminated in accordance with its terms, with or without cause, or due to the disability or death of the officer or notice of nonrenewal is given by the Company or the executive 30 days before any anniversary date;

    (b) A minimum annual base salary at least equal to the executive's annual base salary at the time the agreement was executed, subject to periodic review to reflect the executive's performance and responsibilities, competitive compensation levels and the impact of inflation;

    (c)  The  eligibility  of  the  executive  under  the  Company's   incentive
         compensation programs and employee benefit plans;

    (d) The establishment of the terms and conditions upon which the executive's employment may be terminated by the Company and the compensation of the executive in such circumstances. The agreements provide generally, among other things, that if the employment of an executive is terminated without Cause (as defined in the agreement) by the Company or by the executive for Good Reason (as defined in the agreement) then the executive shall be entitled to receive: (i) an amount equal to the sum of three times the executive's highest annual base salary during the preceding three years plus an amount equal to three times the total of the executive's highest award during the preceding three years under the Company's Annual Incentive Plan;
         (ii) any award or other compensation to which the executive is entitled under the Company's Long-Term Incentive Plan; (iii) continuing participation in any employee benefit plans for a period of three years following termination to the extent the executive
         and his dependents were eligible to participate in such programs immediately prior to the executive's termination; and (iv) immediate vesting and nonforfeitability of accrued benefits under the Company's Supplemental Executive Retirement Plan.
         .

    (e) Provisions relating to confidentiality and nondisclosure following an executive's termination; and

    (f) An agreement by the executive not to compete with the Company for a period of one year following his termination, unless his termination was without Cause.

Stock Options and Stock Appreciation Rights

     The Company does not have a stock option plan, nor has it ever granted any stock option or stock appreciation right to any of the persons named in the Summary Compensation Table.

Long-Term Incentive Plan

     The Company has established a Long-Term Incentive Plan that is designed to enhance the growth and profitability of the Company by providing the incentive of long-term rewards to key employees who are capable of having a significant impact on the performance of the Company; to attract and retain employees of outstanding competence and ability; and to further align the interest of such employees with those of shareholders of the Company. Each of the named executives has been granted awards of phantom share units under the Company's Long-Term Incentive Plan based upon a target award calculated as a percentage of the executives' base salary. The total value of any phantom share units will be determined at the end of the performance period based upon the growth in the Company's retained earnings. Each executive will then be entitled to receive shares of restricted Class A Common Stock of the Company equal to the dollar value of the phantom share units at the end of the performance period. The vesting period for the restricted Class A common shares issued to each executive is three years after the end of the performance period. If an executive ceases to be an employee prior to the end of the performance period, the executive forfeits all phantom share units awarded. If an executive ceases to be an employee prior to the end of the vesting period, the executive forfeits all unvested restricted shares previously granted. The following table sets forth target awards granted to the Company's five highest paid executive officers in 1997 for the three year performance period of 1997 through 1999.

                           AWARDS IN LAST FISCAL YEAR

                                                     Performance
                           Number of Shares,       or Other Period                       Estimated Future Payouts
                               Units or           Until Maturation                            Under Non-Stock
      Name                 Other Rights (#)           or Payout                              Price Based Plans
--------------------------------------------------------------------------------------------------------------------------------
                          Phantom Share Units                         Threshold          Target            Maximum (1)
--------------------------------------------------------------------------------------------------------------------------------
Milne, Stephen A.               45,839                 1997-1999          0              $188,812
Van Gorder, Jan R.              27,279                 1997-1999          0              $112,361
Brinling Jr., John J.           18,218                 1997-1999          0              $ 75,038             NONE
Garcia, Philip A.               12,719                 1997-1999          0              $ 52,390
Geib, Dennis M.                 14,120                 1997-1999          0              $ 58,160
--------------------------------------------------------------------------------------------------------------------------------

    (1) There is no maximum payout limitation for a specific performance period. However, the maximum value of phantom share units that may be earned by any named executive in any year shall not exceed $500,000.

Pension Plan

     The following table sets forth the estimated total annual benefits payable upon retirement at age 65 under the Erie Insurance Group Retirement Plan for Employees and Supplemental Employee Retirement Plan.

                               PENSION PLAN TABLE

                                                                   Years of Service
--------------------------------------------------------------------------------------------------------------------------------
     Remuneration                      15                20               25                30               35
--------------------------------------------------------------------------------------------------------------------------------


         $ 150,000                $   45,000        $   60,000        $   75,000       $   90,000        $   90,000
           200,000                    60,000            80,000           100,000          120,000           120,000
           250,000                    75,000           100,000           125,000          150,000           150,000
           300,000                    90,000           120,000           150,000          180,000           180,000
           350,000                   105,000           140,000           175,000          210,000           210,000
           400,000                   120,000           160,000           200,000          240,000           240,000
           450,000                   135,000           180,000           225,000          270,000           270,000
           500,000                   150,000           200,000           250,000          300,000           300,000
           550,000                   165,000           220,000           275,000          330,000           330,000
           600,000                   180,000           240,000           300,000          360,000           360,000
           650,000                   195,000           260,000           325,000          390,000           390,000
           700,000                   210,000           280,000           350,000          420,000           420,000
           750,000                   225,000           300,000           375,000          450,000           450,000
--------------------------------------------------------------------------------------------------------------------------------

     The compensation covered by such plan is the base salary reported in the Summary Compensation Table.

     Under the pension plan, credited years of service is capped at 30 years. Credited years of service for each of the individuals named in the Summary Compensation Table is as follows: Stephen A. Milne--21 years, Jan R. Van Gorder--17 years, John J. Brinling, Jr.--30 years, Philip A. Garcia 17 years and Dennis Geib--17 years.

     The benefits under such plan are computed on the basis of straight life annuity amounts and a life annuity with a ten-year certain benefit. The benefits listed in the Pension Plan Table are not subject to deduction for Social Security or other offset amounts. The information in the foregoing table does not reflect certain limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"). Beginning in 1994, the Code prohibits the inclusion of earnings in excess of $150,000 per year (adjusted periodically for cost of living increases) in the average earnings used to calculate benefits. The Code also limits the maximum annual pension (currently $130,000, but adjusted periodically for cost of living increases) that can be paid to each eligible employee. A Supplemental Employee Retirement Plan for senior management is in effect which provides benefits in excess of the earnings limitations imposed by the Code similar to those provided to all other full time employees as if the IRS limitations were not in effect. Those benefits are incorporated into the Pension Plan Table.

Director Compensation

     The annual retainer for directors, including the registrant, is $25,000, plus $1,500 for each meeting attended and $1,500 for each committee meeting attended plus an additional $2,000 per year for each committee chairperson. In addition, all directors are reimbursed for their expenses incurred in attending meetings. Officers of the Company who serve as directors are not compensated for attendance at meetings of the Board of Directors and its committees.

Compensation Committee Interlocks and Insider Participation

     The Executive Compensation Committee (the "Committee") of the Company presently consists of Peter B. Bartlett, Chairman, J. Ralph Borneman, Jr., Seth
E. Schofield and Harry H. Weil. No member of the Committee is a former or current officer or employee of the Company, the Exchange, EFL or any of their respective subsidiaries or affiliates. Furthermore, no executive officer of the Company serves as a member of a compensation committee of another entity one of whose executive officers serves on the Committee or as a director of the Company, nor does any executive officer of the Company serve as a director of another entity, one of whose executive officers serves on the Committee. Mr. Borneman is the President and a principal shareholder of Body-Borneman Associates, Inc., Body-Borneman, Inc. and Body-Borneman, Ltd., all of which are independent insurance agencies representing a number of insurers, including the insurance subsidiaries of the Company, EFL and the Exchange and its insurance subsidiary.

Report of the Executive Compensation Committee of the Company

     The Committee is charged with the duty of recommending to the Board of Directors the compensation of the three highest paid officers of the Company and such other officers as are determined by the Board of Directors, recommending to the Board of Directors all forms of bonus compensation, including incentive programs, that would be appropriate for the Company, and to undertake such other responsibilities as may be delegated to it by the Board of Directors. The Board has authorized the Committee to consider the compensation of the four highest paid officers, including the CEO. The Committee is composed of four directors who are not officers or employees of the Company, the Exchange or EFL or any of their affiliates or subsidiaries. The purpose of the Committee is to determine the level and composition of compensation that is sufficient to attract and retain top quality executives for the Company.

     The objectives of the Company's executive compensation practices are to (1) attract, reward and retain key executive talent and (2) to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing shareholder and policyholder value. To that end, compensation comparisons are made to benchmark positions at other insurers in terms of compensation levels and composition of the total compensation mix.

     Under federal tax laws, the Company is not allowed a federal income tax deduction for compensation, under certain circumstances, paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any fiscal year. No officer of the Company has received compensation in excess of $1 million in any fiscal year to date. The Compensation Committee may consider adopting policies with respect to this limitation on deductibility when appropriate.

     The Committee reviewed the salary ranges and base salaries of the four highest paid executives, including the Chief Executive Officer, in 1997. The Committee has position descriptions for the four highest paid executives of the Company, including the Chief Executive Officer, which define the responsibilities and duties of each position. The position descriptions also delineate the functional areas of accountability and the qualifications and skills required to perform such responsibilities and duties. The Committee then reviews the salary ranges for the Chief Executive Officer and the other three highest paid senior executives, comparing the ranges to third party data compiled for similar positions with other property and casualty insurers. In reviewing the salary ranges for the four highest paid executives, including the Chief Executive Officer, the Committee references Sibson's Management Compensation Survey published annually by Sibson & Company, Inc., which summarizes compensation data for more than 100 insurance companies. The data is reported by position and by company asset size and by premium volume. The unique aspects of each position, its duties and responsibilities, the effect on the performance of the Company, the number of employees supervised directly and other criteria are also considered in setting the base salaries. The Committee also secured the services of Towers Perrin, a nationally recognized consulting firm with specific expertise in the insurance industry, to make recommendations regarding executive compensation.

     The level of compensation for each executive reflects his or her skills, experience and job performance. Normally, base salary will not be less than the minimum for the salary range established for each position. Executives with a broader range of skills, experience and consistently high performance with the Company may receive compensation above the midpoint for the established salary range.

     Compensation for the Chief Executive Officer consists primarily of salary, annual incentive and long-term incentive payments, and minor perquisites which amount to less than 10% of the Chief Executive Officer's salary and bonus. The Board of Directors approved adoption of an annual incentive plan and long-term incentive plan for senior executives of the Company as recommended by the Executive Committee at its meeting of March 11, 1997. The purpose of the annual incentive plan is to promote the best interests of the Exchange while enhancing shareholder value of the Company and to promote the attainment of significant business objectives for the Company, its subsidiaries and affiliates by basing a portion of the executives' compensation on the attainment of both premium growth and underwriting profitability goals. The annual incentive awards will be paid in cash only.

     Annual Incentive Plan target award levels, expressed as a percent of base salary, are established annually by the Executive Compensation Committee and approved by the Board of Directors. Payments under the Annual Incentive Plan are based on a combination of individual executive performance and company performance.

     The Long-Term Incentive Plan, which was approved by shareholders on April 29, 1997, is designed to maximize returns to shareholders by linking executive compensation to the overall profitability of the Company. Target award amounts, expressed as a percentage of base salary, are determined by comparisons to peer companies and approved by the Executive Compensation Committee and the Board of Directors.

     Performance factors applicable to the Company, such as property and casualty insurance loss ratios, investment portfolio returns, overall Company profitability, as well as other factors are considered in evaluating the Chief Executive Officer's performance. Such performance factors were considered in approving Mr. Milne's 1997 compensation.

     Compensation of the next three most highly compensated individuals is determined by the Committee and is based upon the factors and processes enumerated, i.e., a determination of a salary range based upon market data and evaluation of the executive with respect to the executive's job description and his or her position within the salary range.

     Compensation of the next highest paid executives (other than the four highest paid executives) is based upon the Company's established standard compensation policies and is not determined by the Committee.

Erie Indemnity Company Executive Compensation Committee:
Peter B. Bartlett, Chairman
J. Ralph Borneman, Jr.
Seth E. Schofield
Harry H. Weil

Comparison of Cumulative Total Shareholder Return on the Company's Class A Common Stock With Certain Averages

     The following graph depicts the cumulative total shareholder return for the periods indicated for the Company's Class A nonvoting Common Stock compared to the Standard & Poor's 500 Stock Index and the Standard & Poor's Multi-Line Insurance Index.


Assumes Dividends Reinvested

                                 [GRAPHIC]

In the printed version there appears a line graph depicting the following plot point:


                                                     1992       1993       1994       1995       1996       1997
-----------------------------------------------------------------------------------------------------------------------
     Erie Indemnity Company                          $100       $193       $250       $394       $612       $590
     Standard & Poor's 500 Index                     $100       $110       $111       $153       $189       $251
     S & P Multi-Line Insurance Index                $100       $112       $118       $173       $209       $328
-----------------------------------------------------------------------------------------------------------------------

                                                              Indexed Cumulative Total Shareholder Return
-----------------------------------------------------------------------------------------------------------------------
                                                     1992       1993       1994       1995       1996       1997
                                                       $          $          $          $          $          $
-----------------------------------------------------------------------------------------------------------------------

     Erie Indemnity Company                           100        193        250        394        612        590
     Standard & Poor's 500 Index                      100        110        111        153        189        251
     S & P Multi-Line Insurance Index                 100        112        118        173        209        328
-----------------------------------------------------------------------------------------------------------------------


Assumes $100.00 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Erie Indemnity Company Class A Common Stock, Standard & Poor's Multiline Insurance Index and Standard & Poor's 500 Stock Index.

Cumulative Total Return assumes reinvestment of dividends.

Certain Transactions

     Directors Borneman and Black are officers and principal shareholders of insurance agencies which receive insurance commissions in the ordinary course of business from the insurance companies managed by the Company in accordance with such companies' standard commission schedules and agents' contracts. Such payments to the agencies for commissions written on insurance policies from the property and casualty insurers and EFL amounted to $2,540,612 and $626,760 for the Borneman and the Black insurance agencies, respectively.

     Director Mehl is the retired Chairman and Chief Executive Officer of Dispatch Printing, Inc., a company owned by his family members. Payments for printing services provided to the Company by Dispatch Printing, Inc. amounted to $65,507 in 1997.

     John M. Petersen, a director and former President and Chief Executive Officer, and previous Chief Investment Officer of the Erie Insurance Group of Companies, who retired as an executive officer of the Company on December 31, 1995, entered into a consulting arrangement with the Company effective January 2, 1996. Under the terms of the arrangement, the Company engaged Mr. Petersen as a consultant to furnish the Company and its pension trust, the Erie Insurance Exchange, and Erie Family Life Insurance Company, with investment services with respect to their investments in common stocks. As compensation for services rendered by Mr. Petersen, a fee of .15 of 1 percent, on an annualized basis, of the total fair market value of the common stock under management, is paid to Mr. Petersen. The Company also pays for all necessary and reasonable expenses related to Mr. Petersen's consulting services performed under this arrangement. The compensation paid to Mr. Petersen, under this arrangement, was $2,836,883 in 1997.

     Director Weil is Counsel to the law firm of Reed, Smith, Shaw & McClay which the Company retained in 1997 for legal advice in the Company's ordinary course of business and paid the firm the amount of $6,122.18 for such work.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of Brown, Schwab, Bergquist & Co. as the Company's independent public accountants for 1998. The Company has been advised by Brown, Schwab, Bergquist & Co. that none of its members has any financial interest in the Company.

     A representative of Brown, Schwab, Bergquist & Co. will attend the Annual Meeting, will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.

     The Board of Directors recommends a vote FOR the ratification of the selection of Brown, Schwab, Bergquist & Co. as the Company's independent public accountants for 1998.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report for 1997 is being mailed to the holders of the Company's Class A Common Stock and Class B Common Stock with Notice of the Annual Meeting.

                              SHAREHOLDER PROPOSALS

     Any holder of the Company's Class B Common Stock who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's proxy statement for its 1999 Annual Meeting of Shareholders must deliver such proposal in writing to the Company's Secretary at the Company's principal executive offices at 100 Erie Insurance Place, Erie, Pennsylvania 16530. Shareholder proposals are required to be filed with the Company in the time and manner prescribed by Rule 14a-8 under the Exchange Act.

                                 OTHER PROPOSALS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.





                                      By Order of the Board of Directors,


                                      /s/ Jan R. Van Gorder

                                      Jan R. Van Gorder,
                                      Senior Executive Vice President,
                                      Secretary and General Counsel


April 1, 1998
Erie, Pennsylvania

                             ERIE INDEMNITY COMPANY
                              CLASS B COMMON STOCK
                                      PROXY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 28, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints F. William Hirt, Stephen A. Milne and Jan R. Van Gorder, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Class B Common Stock of Erie Indemnity Company (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Auditorium of the F. W. Hirt - Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 on April 28, 1998 at 3:00 p.m., and at any adjournment, postponement or continuation thereof, as follows:

1.       ELECTION OF DIRECTORS

    [ ]   FOR all nominees listed below     [ ]   WITHHOLD AUTHORITY to vote
                                                  for the nominees listed below

INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

Peter B. Bartlett, Samuel P. Black, III, J. Ralph Borneman, Jr., Patricia A. Goldman, Susan Hirt Hagen, F. William Hirt, Edmund J. Mehl, Stephen A. Milne, John M. Petersen, Seth E. Schofield, Jan R. Van Gorder, Harry H. Weil.

2. PROPOSAL TO RATIFY THE SELECTION OF BROWN, SCHWAB, BERGQUIST & CO. AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR 1998.

     [ ] FOR                    [ ]       AGAINST          [ ]     ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the nominees for Director, and FOR the ratification of Brown, Schwab, Bergquist & Co. as independent public accountants for the Company for 1998.

This proxy should be dated, signed by the shareholder(s) and returned promptly to the Company in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

                                _________________________________(SEAL)

                                _________________________________(SEAL)

                                ---------------------------------------

                                Date:__________________, 1998